Exhibit 4.60

First Supplemental Letter to Loan Agreement

TO: (1)	FRIEND OCEAN NAVIGATION CO.
of the Republic of Liberia
(the “First Borrower”);

and

(2)	LORD OCEAN NAVIGATION CO.
of the Republic of Liberia
(the “Second Borrower”);

and

(3)	SQUIRE OCEAN NAVIGATION CO.
of the Republic of Liberia
(the “Third Borrower”);

and

(4)	SEANERGY MARITIME HOLDINGS CORP.
of the Republic of the Marshall Islands
(the “Corporate Guarantor”);

FROM:	ALPHA BANK S.A.
40 Stadiou Street, Athens GR 102 52, Greece,
acting through its office at 93 Akti Miaouli, Piraeus, Greece,
(the « Lender »)

Dated: 1 December 2021
Dear Sirs,

Re:
a loan agreement dated 9 August, 2021 (the “Principal Agreement”) and made between (1) (i) the First Borrower (ii) the Second Borrower and (iii) the Third Borrower (together hereinafter called the “Borrowers”), as joint and several borrowers, and (2) ALPHA BANK S.A., of Greece, as lender (the “Lender”)

WHEREAS:

(A)
pursuant to the terms and conditions of the Principal Agreement, the Lender agreed, among other things, to make and have made available to the Borrowers, as borrowers, upon and subject to the terms and conditions therein set forth, a loan facility in the amount of forty four million one hundred twenty thousand Dollars ($44,120,000), for the purposes referred to therein (the Principal Agreement as hereby amended and/or supplemented and as the same may hereinafter be further amended and/or supplemented called the “Loan Agreement);

(B)	As of today the principal amount owing by the Borrower to the Lender under the Loan Agreement is United States Dollars Forty Million Nine Hundred Twenty Thousand (US$ 40,920,000); and

(C)
the Second Borrower requested, and the Lender has provided their consent to (i) the appointment of SEANERGY SHIPMANAGEMENT CORP. of the Republic of the Marshall Islands as the new technical manager of the motor vessel “LORDSHIP” (hereinafter called the “Vessel”), duly registered in the name of the Second Borrower under and pursuant to the laws of the Republic of Liberia at the Port of Monrovia under Official No. 17745 and IMO No. 9519066, and (ii) the appointment of V.SHIPS LIMITED, of Cyprus as the new crew manager of the Vessel (together with SEANERGY SHIPMANAGEMENT CORP., the “New Managers”), and the Lender, relying upon each of the representations and warranties set out in Clause 2 (Representations and Warranties) hereof, hereby agree to enter into in this letter (“this Letter”) with the Borrowers and the Corporate Guarantor, that the Principal Agreement be amended and/or supplemented in the manner more particularly set out in Clause 4 (Variations to the Principal Agreement) hereof.

Unless the context otherwise requires, words and expressions defined in the Principal Agreement shall have the same meanings when used in this Letter.

“Effective Date” means the date hereof or such earlier or later date as the Lender may agree in writing, whereupon all the conditions contained in Clause 3 (Conditions Precedent) shall have been satisfied and this Supplemental Letter shall become effective.

1.	Acknowledgement of Indebtedness

Each of the Borrowers and the Corporate Guarantor hereby declares and acknowledges that as at the date hereof the outstanding principal amount of the Loan is United States Dollars Forty Million Nine Hundred Twenty Thousand (US$ 40,920,000).

2.	Representations and Warranties

The Borrowers and the Corporate Guarantor hereby represent and warrant to the Lender that:

a.
the representations and warranties contained in Clause 6 (Representations and Warranties) of the Principal Agreement are true and correct on the date of this Letter as if all references therein to “this Agreement” were references to the Principal Agreement as amended by this Letter; and

b.	this Letter contains the legal, valid and binding obligations of the Borrowers and the Corporate Guarantor enforceable in accordance with its terms.

3.	Conditions precedent

The agreement of the Lender contained in Recital (C) shall be expressly subject to the condition that the Lender shall have received on or before the Effective Date in form and substance satisfactory to the Lender and its legal advisers:

a.	a recent certificate of incumbency of each of the Borrowers and the Corporate Guarantor stating the officers and the directors thereof;

b.	such further agreements amendatory or supplemental to the Security Documents duly executed by the relevant parties thereto and/or opinions as requested at the sole discretion of the Lender;

c.	signed letters of undertaking and subordination (and notices of assignment) granted by the New Managers to the Lender in relation to the Vessel;

d.	true copies of the valid technical management agreement and crew management agreements of the Vessel under the New Managers;

e.	true copies of the incorporation documents of the New Managers and documents evidencing its current directors, officers and recent goodstanding status.

4.	Variations to the Principal Agreement

4.1	The Lender and the Borrowers hereby agree that with effect from the Effective Date, the following definitions shall be inserted in Clause 1.2 (Definitions) of the Principal Agreement:

“Approved Crew Manager” in relation to the “LORDSHIP” means for the time being V.Ships Cyprus or any other person appointed by the Lord Borrower, with the prior written consent of the Lender not to be unreasonably withheld or delayed, as the crew manager of the LORDSHIP owned by it, and includes its successors in title;

“First Letter Supplemental to Loan Agreement” means the First Letter Supplemental to this Loan Agreement, dated 1 December 2021, being supplemental to this Agreement, executed and made between (inter alia) the Borrowers and the Lender, whereby this Agreement is amended as therein provided.”;

4.2	With effect as from the Effective Date, the definition “Approved Technical Managers” in Clause 1.2 (Definitions) of the Principal Agreement shall be deleted and replaced by the following:

“Approved Technical Managers” in relation to: (i) the “FRIENDSHIP” and the “LORDSHIP” means for the time being V.Ships Greece and/or Seanergy Shipmanagement and (ii) the “SQUIRESHIP” means for the time being, V.Ships Cyprus, or any other person appointed by the Owner of such Vessel, with the prior written consent of the Lender not to be unreasonably withheld or delayed, as the technical manager of the Vessel owned by it, and includes its successors in title;

4.3	With effect as from the Effective Date, the definition “Approved Managers” in Clause 1.2 (Definitions) of the Principal Agreement shall be deleted and replaced by the following:

“Approved Managers” means the Approved Commercial Managers, the Approved Technical Managers and the Approved Crew Manager.

4.4	With effect as from the Effective Date, the definition “Approved Manager’s Undertaking” in Clause 1.2 (Definitions) of the Principal Agreement shall be deleted and replaced by the following:

“Approved Manager’s Undertaking(s)” means a letter/letters of undertaking and subordination to be executed by each of the Approved Managers, as commercial, or as the case may be, technical or crew manager of each Vessel respectively, in favour of the Lender, such Approved Manager’s Undertaking to be and in form and substance as the Lender may approve or require, as the same may from time to time be amended and/or supplemented (together, the “Approved Managers’ Undertakings”);

4.5	With effect as from the Effective Date, the definition “Management Agreement” in Clause 1.2 (Definitions) of the Principal Agreement shall be deleted and replaced by the following:

“Management Agreement” in relation to a Vessel means the agreement made between the Owner thereof and the respective Approved Commercial, or as the case may be, Technical or Crew Manager providing (inter alia) for such Approved Manager to manage such Vessel, as amended and/or supplemented from time to time (together, the “Management Agreements”);

4.6
With effect from the Effective Date all references in the Principal Agreement to “this Agreement”, “hereunder” and the like and in the Security Documents to the “Loan Agreement” shall be construed as references to the Principal Agreement as amended and supplemented by this Letter.

5.	Continuance of Principal Agreement and the Security Documents

Save for the alterations to the Principal Agreement and the Security Documents made or to be made pursuant to this Letter, the Borrowers and the other Security Parties hereby agree with the Lender that the provisions of the Loan Agreement and the Security Documents shall be and are hereby re-affirmed and remain in full force and effect and the security constituted by the Security Documents shall continue to remain valid and enforceable and the Lender reserves the right at any time to demand repayment in full of all sums made available to the Borrower under the Loan Agreement in accordance with the provisions of the Loan Agreement.

6.	Notices

The provisions of Clause 17.1 (Notices) of the Principal Agreement (as hereby amended) shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

7.	Law and Jurisdiction

This Letter and any non-contractual obligations connected with it shall be governed by and construed in accordance with English law and the provisions of Clause 18 (Law and Jurisdiction) of the Principal Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of this Letter.

Yours faithfully,

For and on behalf of
ALPHA BANK S.A.

By: /s/ Aikaterini Damianidou	By: /s/ Chrysanthi Papathanasopoulou
Name: Aikaterini Damianidou	Name: Chrysanthi Papathanasopoulou
Title:	Title:

ACCEPTED AND AGREED

THE BORROWERS

For and on behalf of	For and on behalf of
FRIEND OCEAN NAVIGATION CO.	LORD OCEAN NAVIGATION CO.

By: /s/ Stavros Gyftakis	By: /s/ Stavros Gyftakis
Name: Stavros Gyftakis	Name: Stavros Gyftakis
Title: Attorney-in-fact	Title: Attorney-in-fact

For and on behalf of
SQUIRE OCEAN NAVIGATION CO.

By: /s/ Stavros Gyftakis
Name: Stavros Gyftakis
Title: Attorney-in-fact

THE CORPORATE GUARANTOR

For and on behalf of
SEANERGY MARITIME HOLDINGS CORP.

By: /s/ Stavros Gyftakis
Name: Stavros Gyftakis
Title: Attorney-in-fact

Witness:  /s/ Maria Moschopoulou
Name:  Maria Moschopoulou
Address: 154 Vouliagmenis Avenue,
16674 Glyfada, Greece
Occupation:  Attorney-at-Law